Exhibit 10.1

                             PARTICIPATION AGREEMENT

      Agreement made and entered into this__ day of ____________, 2000 by and between eCheapcard.com Corp. having an address of 1330 Beacon Street, Suite 257 Brookline, MA 02446 (hereafter referred to as "eCheapcard") and ______________, having an address of ____________________________________, (herein after referred to as "Participant"),

      1. The terms and conditions of this Agreement are printed on the reverse side of this page and are incorporated herein.

      2. Discount Programs:

      a. Participant agrees to provide eCheapcard's Members with the Core Discount Program or the Custom Program, as agreed to by Participant and set forth below.

      b. Core Discount Program: Participant agrees to honor the Core Discount Program set forth in the Addendum when included in eCheapcard's printed business publications and/or in an on-line/interactive or electronic medium.

      c. Custom Discount Program: Participant agrees to honor the Custom Discount Program set forth in the Addendum when included in eCheapcard's printed business publications and/or in an on-line/interactive or electronic medium.

                              Core Discount Program

Item or Service                    Part Number                Discount [%]

1.
2.
3.
4.
5.
6.
7.
8.
9.
10.

Custom Discount Program Item or Service

1.
2.
3.
4.
5.
6.
7.
8.
9.
10.

      The individual signing represents and warrants that he/she has obtained all necessary authorization to enter into this Agreement on behalf of Participant and has authority to bind Participant to the term and conditions set forth herein.


By: ______________________________     By: _____________________________________
    eCheapcard.com                         Participant Authorized Representative

    Title: _______________________         Title: ______________________________

    Date: ________________________         Date: _______________________________

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                                Additional Terms

      1. Certain terms used in this Agreement are defined as follows:

      a. "Member" shall mean any individual, corporation, partnership, joint venture, or other entity whether private or public, that fulfills the membership requirements established by eCheapcard. The term "Group Member" shall mean any Member that is an affiliated group having ten or more individuals.

      b. "Notice" shall mean a written communication sent by one party to this Agreement to the other at the address given above unless otherwise specified herein.

      c. "Discount Program" shall mean benefits offered Members in the form of a reduction in Participant's retail pricing for goods or services made available to eCheapcard's Members including group Members.

      2. Term: The Initial Term of the Agreement shall be six (6) months from the date set forth above and shall continue thereafter unless and until either Party provides a written Termination Notice sent certified mail to the other Party.

      3. eCheapcard's Freedom to Publish: eCheapcard reserves the right to include or not include Participant's Discount Program in any one or more of eCheapcard's publications in any given year and shall have no liability for failure to include Participant's Discount Program in any of its publications. eCheapcard will determine the placement, the language and descriptive copy of Participant's Discount Program. Participant authorizes eCheapcard's use of its logo, trademark, service mark, photographs, etc. Participant represents and warrants that it has the right to authorize such use.

      4. Participant's Obligations: Participant, its successors and assigns agree(s) to honor all Discount Programs published prior to expiration of the Full Term of this Agreement. Participant further agrees to be courteous to all Members, to follow all eCheapcard rules, and to treat Members the same as other customers.

      5. Remedies: Participant understands that failure to honor Discount Programs properly presented at all times during Participant's normal business hours could cause irreparable harm to eCheapcard. Participant therefore agrees that eCheapcard shall have the right to seek injunctive relief, including specific performance, and eCheapcard shall be entitled to receive reasonable attorney's fees in the event of any breach by Participant. Further, Participant agrees to hold harmless and indemnify eCheapcard from and against any losses, claims, liability, cost, or expenses arising out of or relating to the sale of any of Participant's goods or services, the breach of any representation or warranty of Participant, or the default in performance of any term or covenant to be performed by Participant.

      6. Continuation of Agreement: If, during the Term of this Agreement, Participant sells its business or substantially all of its assets, Participant covenants it will send Notice to eCheapcard by certified mail prior to the sale, and will require the purchaser to honor Discount Programs in accordance with the terms of this Agreement.

      8. Changes: Participant agrees to the obligations contained in the reverse side of this Agreement which are made a part hereof and attached hereto. Modification to this Agreement or the Discount Program can only be made in writing. The Agreement governs only the eCheapcard Discount Programs and shall not affect any other Agreement that may exist between the parties. No representations of any kind or nature have been made by either party hereto to the other except those expressly set forth in this Agreement.